Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44643
Prospectus Supplement
(To Prospectus dated January 21, 1998)

SYMONS INTERNATIONAL GROUP, INC.  1996 STOCK OPTION PLAN


The  purpose of this  prospectus  supplement is to provide  updated  information
     related  to  certain  of  the   selling   shareholders   under  the  Symons
     International Group, Inc. 1996 Stock Option Plan.

    Name of Selling                                                   Common Stock to            Percentage of
    Shareholder and                              Number of            be Owned After             Common Stock
   Position With the           Shares          Shares Subject       Exercise of Option            Owned After
        Company               Owned(1)           to Option                                    Exercise of Option
-------------------------    ------------    -------------------    --------------------    ------------------------
G. Gordon Symons,
Chairman                     643,900(1a)                633,900                 643,900     6.2%

Alan G. Symons, CEO          383,400(2)                 320,900                 383,400     3.7%

Douglas H. Symons,
President and COO            201,300(3)                 172,800                 201,300     1.9%

David L. Bates, Vice
President, General
Counsel and Secretary         23,750(4)                  23,750                  23,750     Less than 1%


Gary P. Hutchcraft,
Vice President,
CFO and Treasurer             38,200(5)                  34,500                  38,200     Less than 1%

Dennis G. Daggett,
President, COO of IGF
Insurance Company             66,500(6)                  56,500                  66,500     Less than 1%

Thomas F. Gowdy,
Executive Vice
President, IGF
Insurance Company              48,650(7)                 46,000                  48,650     Less than 1%


The date of this Prospectus Supplement is January 22, 1999.

    Name of Selling                                                   Common Stock to            Percentage of
    Shareholder and                              Number of            be Owned After             Common Stock
   Position With the           Shares          Shares Subject       Exercise of Option          Owned After the
        Company               Owned (1)          to Option                                    Exercise of Option
-------------------------    ------------    -------------------    --------------------    ------------------------
Roger C. Sullivan,
Executive Vice
President, Superior
Insurance Company              50,500(8)                 48,000                  50,500     Less than 1%

Robert C. Whiting,
Director                       24,800(9)                 10,000                  24,800     Less than 1%

James G. Torrance,
Director                       14,000(9)                 10,000                  14,000     Less than 1%

David R. Doyle,
Director                       15,000(9)                 10,000                  15,000     Less than 1%

John K. McKeating,
Director                       12,000(9)                 10,000                  12,000     Less than 1%

Jerome B. Gordon,
Former Director                5,000(21)                  5,000                   5,000     Less than 1%

J. Ross Schofield,
Director of Goran
Capital Inc.                   4,000(10)                  3,000                   4,000     Less than 1%

David B. Shapira,
Director of Goran
Capital Inc.                   4,000(10)                  3,000                   4,000     Less than 1%


Ronald Chapman,
Former Employee,
Symons International
Group, Inc.                    1,665                      1,665                   1,665     Less than 1%

Elizabeth N. Symons,
Former Employee, Symons
International Group,
Inc.                           3,333(10a)                 5,000                   3,333     Less than 1%

Terry E. Diers, Vice
President, Pafco
General Insurance
Company                        3,500(11)                  1,500                   3,500     Less than 1%

John L. Mason, Former
Employee, IGF Holdings,
Inc.                           2,667                      2,667                   2,667     Less than 1%



    Name of Selling                                                   Common Stock to            Percentage of
    Shareholder and                              Number of            be Owned After             Common Stock
   Position With the           Shares          Shares Subject       Exercise of Option          Owned After the
        Company               Owned (1)          to Option                                    Exercise of Option
-------------------------    ------------    -------------------    --------------------    ------------------------

Carol Sorvik, Employee,
IGF Holdings, Inc.             2,000(13)                  2,000                   2,000     Less than 1%
Brian Donoho,
Employee, IGF Holdings,
Inc.                           3,000(13)                  3,000                   3,000     Less than 1%

Steven Wilson,
Employee, IGF Holdings,
Inc.                           1,500(11)                  1,500                   1,500     Less than 1%

Steve Griffin,
Employee, IGF Holdings,
Inc.                           1,900(15)                  1,200                   1,900     Less than 1%

Eric Pugh, Employee,
IGF Holdings, Inc.             1,500(11)                  1,500                   1,500     Less than 1%

Floyd Crain, Employee,
IGF Holdings, Inc.               500(14)                    500                     500     Less than 1%

Laura Britton,
Employee, IGF Holdings,
Inc.                             200(16)                    200                     200     Less than 1%

Debbie Rubadou,
Employee, GGS
Management, Inc.               2,000(13)                  2,000                   2,000     Less than 1%

Jack Stone, Employee,
GGS Management, Inc.           3,000(10)                  3,000                   3,000     Less than 1%

Bob Collins, Employee,
GGS Management, Inc.           1,000(20)                  1,000                   1,000     Less than 1%

Doug Markel, Employee,
GGS Management, Inc.           1,000(20)                  1,000                   1,000     Less than 1%

Mark Gozdecki,
Employee, Vice
President, GGS
Management, Inc.               6,000(17)                  6,000                   6,000     Less than 1%



    Name of Selling                                                   Common Stock to            Percentage of
    Shareholder and                              Number of            be Owned After             Common Stock
   Position With the           Shares          Shares Subject       Exercise of Option          Owned After the
        Company               Owned (1)          to Option                                    Exercise of Option
-------------------------    ------------    -------------------    --------------------    ------------------------

Gloria Valvasori,
Employee, Goran
Capital Inc.                   2,150(18)                    750                   2,150     Less than 1%

Carl Schnaufer, Vice
President, Chief
Information Officer           10,000(9)                  10,000                  10,000     Less than 1%

Elise Quadrozzi,
Employee, GGS
Management, Inc.               2,000(13)                  2,000                   2,000     Less than 1%

James J. Lund, Vice
President, Chief
Accounting Officer             2,300(13)                  2,000                   2,300     Less than 1%

John Sheeley, Employee,
IGF Holdings, Inc.             2,000(13)                  2,000                   2,000     Less than 1%

Jim Petersen, Employee,
IGF Holdings, Inc.             2,000(13)                  2,000                   2,000     Less than 1%

Doug Burns, Employee,
IGF Holdings, Inc.             2,000(13)                  2,000                   2,000     Less than 1%

Mike Scott, Vice
President, Pafco
General Insurance
Company                        2,000(13)                  2,000                   2,000     Less than 1%

Pat Pfeiffer, Employee,
GGS Management, Inc.           1,000(20)                  1,000                   1,000     Less than 1%

Karen Stroud, Employee,
GGS Management, Inc.           1,000(20)                  1,000                   1,000     Less than 1%

Daryl Mason, Employee,
GGS Management, Inc.           1,000(20)                  1,000                   1,000     Less than 1%



    Name of Selling                                                  Common Stock to             Percentage of
    Shareholder and                              Number of            be Owned After             Common Stock
   Position With the           Shares          Shares Subject           Exercise                Owned After the
        Company               Owned (1)          to Option              of Option              Exercise of Option
-------------------------    ------------    -------------------    --------------------    ------------------------

Susan Knotts, Employee,
GGS Management, Inc.             500(14)                    500                     500     Less than 1%

Robert Herzog,
Employee, GGS
Management, Inc.               1,100(14)                    500                   1,100     Less than 1%

Henry Klosky, Employee,
GGS Management, Inc.             500(14)                    500                     500     Less than 1%

Brenda Armstrong,
Employee, GGS
Management, Inc.                 800(14)                    500                     800     Less than 1%

Brad Glenn, Employee,
IGF Holdings, Inc.             5,000(21)                  5,000                   5,000     Less than 1%

David Glenn                    5,000(21)                  5,000                   5,000     Less than 1%

Gary Dau, Employee, IGF
Holdings, Inc.                 5,000(21)                  5,000                   5,000     Less than 1%

(1) Includes common shares subject to options some of which for certain individuals have not yet vested and therefore are not exercisable within 60 days of the date hereof, although such shares are not "beneficially" owned within the meaning of Section 13(3) of the Exchange Act.
(1a)     Includes 633,900 shares issuable upon exercise of options.
(2)      Includes 320,900 shares issuable upon exercise of options.
(3)      Includes 172,800 shares issuable upon exercise of options.
(4)      Includes 23,750 shares issuable upon exercise of options.
(5)      Includes 34,500 shares issuable upon exercise of options.
(6)      Includes 56,500 shares issuable upon exercise of options.
(7)      Includes 46,000 shares issuable upon exercise of options.
(8)      Includes 48,000 shares issuable upon exercise of options.
(9)      Includes 10,000 shares issuable upon exercise of options.
(10)     Includes 3,000 shares issuable upon exercise of options.
(10a)    Includes 3,333 shares issuable upon exercise of options.
(11)     Includes 1,500 shares issuable upon exercise of options.
(13)     Includes 2,000 shares issuable upon exercise of options.
(14)     Includes 500 shares issuable upon exercise of options.
(15)     Includes 1,200 shares issuable upon exercise of options.
(16)     Includes 200 shares issuable upon exercise of options.
(17)     Includes 6,000 shares issuable upon exercise of options.
(18)     Includes 750 shares issuable upon exercise of options.
(20)     Includes 1,000 shares issuable upon exercise of options.
(21)     Includes 5,000 shares issuable upon exercise of options.

         An aggregate of up to 1,500,000 shares of Common Shares may be offered and sold pursuant to this Prospectus by the selling shareholders.